Exhibit 10.53
CONFIDENTIAL TREATMENT REQUESTED
TRANSITION SERVICES AGREEMENT
     THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), dated November 13, 2006 (the “Effective Date”), is between BIO-RAD LABORATORIES, INC. a Delaware corporation with offices at 1000 Alfred Nobel Drive, Hercules, California 94547 (“BIO-RAD”) and CIPHERGEN BIOSYSTEMS, INC., a Delaware corporation with offices at 6611 Dumbarton Circle, Fremont, California 94555 (“CIPHERGEN”).
RECITALS
     WHEREAS, CIPHERGEN and BIO-RAD have entered into an Asset Purchase Agreement dated August 14, 2006 (the “APA”) pursuant to which BIO-RAD is acquiring substantially all of the assets and certain liabilities relating to CIPHERGEN’s tools business (the “Business”) on the terms and conditions specified therein; and
     WHEREAS, each party recognizes the need for certain transition services to assist BIO-RAD in becoming self sufficient with respect to the operation of the Business and to assist CIPHERGEN in the course of the transition of the Business to BIO-RAD (the “Services”); and
     WHEREAS, each party desires to obtain such Services from the other and is also willing to provide certain Services to the other party, in each case on the terms and conditions set forth herein; and
     WHEREAS, each party recognizes that, following the Closing Date (as that term is defined in the APA), the other party will have a need to use certain equipment belonging to the other party, and the parties desire to permit such use (“Shared Equipment”) on the terms and conditions set forth herein.
     NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1. Services Supplied.
     1.1 Transition Service Schedules. Each party (the “Provider”) shall furnish to the other (the “Recipient”) certain transition Services, as listed and briefly described in the schedules attached hereto (“Transition Service Schedules”). In order to provide for the furnishing of additional, commercially necessary services not listed in such schedules at the time of execution of this Agreement, the Transition Service Schedules may be amended from time to time upon request by either party and with the consent of the other party, which consent shall not be unreasonably withheld. The parties agree that such additional services shall be provided in accordance with the terms of this Agreement and the Transition Service Schedules, as amended. In the event of any conflict or inconsistency between the terms of this Agreement and the terms set forth in any Transition Service Schedule, such Transition Service Schedule shall control.
     1.2 Services Provided by CIPHERGEN. CIPHERGEN shall provide reasonable assistance to BIO-RAD in efficiently and expeditiously developing BIO-RAD’s ability to operate the Business by performing the Services outlined in Transition Service Schedules B and C attached hereto, as follows:
          (a) Information Technology Services. CIPHERGEN shall provide to BIO-RAD certain information technology and communications systems and services support (“IT Services”) and Consultants (as such term is defined below), as outlined in Transition Service Schedule A (IT Services).
          (b) Staff Services. CIPHERGEN shall provide to BIO-RAD certain Services and Consultants as outlined in Transition Service Schedule B (Staff Services).
     1.3 Services Provided by BIO-RAD. BIO-RAD shall provide to CIPHERGEN certain Services and Consultants as outlined in Transition Service Schedule C (Staff Services).
     1.4 Shared Equipment.
          (a) CIPHERGEN shall have the right to use certain equipment to be sold to BIO-RAD pursuant to the APA, as outlined in Transition Service Schedule D (Shared Equipment provided by BIO-RAD to CPIPHERGEN).
          (b) BIO-RAD shall have the right to use certain equipment belonging to CIPHERGEN, as outlined in Transition Service Schedule E (Shared Equipment provided by CIPHERGEN to BIO-RAD).
     The parties each acknowledge that there is no guarantee that any of the Provider’s personnel (the “Consultants”) will continue to be employed by the Provider through the end of the applicable Transition Period.
2. Additional Transition Services.
     The parties acknowledge that, during the term of this Agreement, either party may desire additional services that are not specifically identified in this Agreement (including the Transition Service Schedules) and of which neither party may be aware until such time as a particular service is needed. Accordingly, if the parties agree that services in addition to those identified in Section 1 above are necessary or desirable, then the parties shall (a) in good faith negotiate and agree on reasonable terms under which such additional services shall be provided, and (b) execute an additional Transition Service Schedule setting forth such terms.
5. Compensation.
     For each Service described in the attached Transition Service Schedules B and C, the Recipient shall pay the Provider a fee calculated by multiplying the reported time a Consultant actually worked for Recipient during each given period of time (rounded to the nearest hour), as reported by weekly or monthly timesheets kept by Provider, by an Hourly Rate (as defined in the next sentence). The “Hourly Rate” for each Consultant shall be an amount equal to two (2) times the annual base salary of the Consultant divided by the number of annual working hours including vacations and holidays.
     5.1 Costs/obligations relating to employment of Consultants. All costs, expenses and obligations associated with the employment of any Consultant, including but not limited to salary, benefits, taxes, and insurance, for Services rendered to either party, shall be the responsibility of the Provider.
     5.2 Record Keeping and Audits. The Provider shall be responsible for keeping records in the form of weekly or monthly timesheets describing the nature and quantity of the Services performed for Recipient by the Consultants pursuant to this Agreement. Each party, as the Provider, agrees to promptly comply with any reasonable request by the Recipient to audit any books and records directly relating to the record of Services performed, and/or the calculation of the fee described above, pursuant to this Agreement.
6. Invoicing and Payment.
     The Provider shall promptly invoice the Recipient on a monthly basis for Services supplied hereunder. The Recipient shall pay each invoice within thirty (30) days after the date of such invoice. The provisions of this Section 6 shall survive any termination of this Agreement.
7. Joint Steering Committee.
     The Joint Steering Committee (as such term is defined in the APA) shall regularly review progress regarding BIO-RAD’s transition of the Business, the Services to be provided hereunder, and other matters relevant to Services provided under this Agreement, e.g., issues related to Services or the parties’ use of Shared Equipment.
8. General Obligations and Standard of Care.
     8.1 Cooperation and Consents. The parties shall use reasonable efforts to find means of cooperation in matters relating to the provision and receipt of Services hereunder. Cooperation may include exchanging information and, upon request, working to obtain third-party consents, licenses, sublicenses or approvals necessary to permit a party providing Services to perform its obligations hereunder. Unless otherwise provided in the relevant Transition Service Schedule, the cost of obtaining such third-party consents, licenses, sublicenses or approvals shall be borne by the party receiving the applicable Services.
     8.2 Standards. Each party shall provide Services in a professional and competent manner and with the same standard of skill, care, accuracy and diligence, but in no case with less than a commercially reasonable degree of care, in which such Services were performed prior to the transaction described in the APA. In addition: (a) if there are errors or omissions in the Services, then the party providing those Services shall furnish correct information at no additional cost or expense to the receiving party, and (b) if there is a failure to provide Services when and in the manner required, then the party providing those Services shall use reasonable efforts to make the Services available and/or to resume performing the Services as promptly as reasonably possible.
     8.3 Service Boundaries. Each party shall be obligated to provide the Services only as set forth in the applicable Transition Service Schedule. Except as otherwise provided in the applicable Transition Service Schedule, and as may be reasonably necessary for either party to perform its obligation to provide Services to the other party under this Agreement, neither party shall be obligated: (a) to hire any additional employees or maintain the employment of any specific employee or any specific number of employees, (b) to purchase, lease or license any additional equipment, software or other assets, or (c) to maintain any existing leases, licenses or other contracts.
     8.4 Impracticality. Neither party shall be obligated to provide Services to the extent the performance of such Services becomes or would become impracticable as a result of a cause or causes outside the control of the providing party (including, but not limited to, a force majeure condition or unfeasible technological requirements), or to the extent the performance of such Services would require BIO-RAD or CIPHERGEN to violate, or result in BIO-RAD’s or CIPHERGEN’s violation of, any applicable laws, rules or regulations. If CIPHERGEN or BIO-RAD reasonably believes it is unable to provide any Services because of a failure to obtain necessary consents, or because of impracticality, the parties shall cooperate to determine the best alternative approach.
     8.5 Disclaimer. EXCEPT FOR THOSE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, IN THE APA AND THE ANCILLARY AGREEMENTS (AS THAT TERM IS DEFINED IN THE APA), CIPHERGEN AND BIO-RAD EACH HEREBY DISCLAIM ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. SUCH DISCLAIMER IS NOT INTENDED TO AFFECT ANY DIRECT CLAIMS EITHER PARTY MAY ASSERT AGAINST ANY THIRD PARTY.

9. Confidentiality and Intellectual Property Rights.
     9.1 Confidentiality. In connection with the Services to be provided under this Agreement, it may be necessary for CIPHERGEN and BIO-RAD to exchange confidential information. The disclosure, receipt and use of such information is subject to the Confidentiality Agreement between the parties effective August 14, 2006 (the “Confidentiality Agreement”).
     9.2 Intellectual Property:
          (a) Record Keeping: The Recipient shall be responsible for keeping records of the Services performed for it by the Consultants and shall institute procedures to ensure that such work is separate from work performed for Recipient by its own personnel (e.g., separate locations for storing electronic documents and the like).
          (b) Pre-Existing Items. Each party as the Recipient agrees that it shall not request any Consultant to perform Services that require pre-existing materials or intellectual property which the Recipient does not own or in which it does not have an interest.
          (c) New Material: Any and all new material, invention, discovery, improvement, modification or refinement, in addition to all intellectual property rights therein (collectively, the “New Material”) made, conceived or created by the Consultants employed by either party, whether individually or in concert with others, in the course of performing Services for the other party (as demonstrated by the records retained pursuant to the record-keeping requirement set forth above) shall be owned by the Recipient. To the extent the Provider, as the employer of the Consultants, obtains any rights in and to the New Material, each party as the Provider agrees to assign and hereby does assign to the Recipient all right, title and interest in and to the New Material and further agrees to do all things necessary, at the Recipient’s sole cost and expense, for the Recipient to obtain patents or copyrights on any concepts, ideas, programs, products, processes or writings conceived and/or developed or produced by any Consultant in the performance of Services hereunder. All materials prepared or developed by any Consultant hereunder including, without limitation, documents, calculations, sketches, notes, reports, and samples shall become the property of the Recipient when prepared, whether delivered to the Recipient or not, and shall together with any materials furnished to the Recipient by the Provider be delivered to the Provider upon request and, in any event, upon termination or expiration of this Agreement. The Provider shall not retain any such material without the Recipient’s written approval.
          (d) Rights established under the APA. This Agreement and performance under this Agreement shall not affect the ownership of any intellectual property rights established under the APA.
          (e) Use of Trademark. Ciphergen grants Bio-Rad permission to use the trademark “Biomarker Discovery® Center” for a period of three (3) months from the

Effective Date for the purposes of transitioning services provided at the Biomarker Discovery Centers.
10. Miscellaneous.
     10.1 Term and Termination.
          (a) Term. This Agreement shall become effective on the Effective Date. The term of this Agreement with respect to any particular Service to be provided hereunder or the right to use Shared Equipment (such term, the “Transition Period”) shall commence on the Closing Date (as such term is defined in the APA) and continue for the period specified in the applicable Transition Service Schedule, subject to the right of the parties to extend or shorten such Transition Period as mutually agreed.
          (b) Termination for Convenience. Either party may terminate all or part of any Services for which it is the Recipient by providing written notice thereof to the other party at least sixty (60) days in advance of the effective date of such termination, specifying which Services are to be terminated. A party may not terminate Services for which it is the Provider, even if it is no longer a Recipient of any Services. Notwithstanding the foregoing, CIPHERGEN may terminate Transition Service Schedule D with respect to Shared Equipment provided by BIO-RAD to CIPHERGEN by providing written notice to BIO-RAD at least thirty (30) days in advance of the effective date of such termination and BIO-RAD may terminate Transition Service Schedule E with respect to Shared Equipment provided by CIPHERGEN to BIO-RAD by providing written notice to CIPHERGEN at least thirty (30) days in advance of the effective date of such termination.
          (c) User Identifications/Passwords. On the termination or expiration of this Agreement or any Services provided hereunder, the parties shall use good faith efforts to ensure that all copies of user identifications, passwords and any other account information that provides any party with access to the other party’s information technology systems or equipment are canceled or destroyed.
          (d) Effect of Termination. Sections 6, 8, 9 and 10 of this Agreement and any other provisions that, by their sense and context, are intended to survive the termination of this Agreement, including any Transition Service Schedule hereunder, shall so survive such termination.
     10.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party.
     10.3 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case, notice shall be sent to:
If to BIO-RAD:
Bio-Rad Laboratories, Inc.
1000 Alfred Nobel Drive
Hercules, California 94547
Attention: General Counsel
Facsimile No.: 510 741 5815
with a copy to:
Bio-Rad Laboratories, Inc.
2000 Alfred Novel Drive
Hercules, California 94547
Attention:
Facsimile No.:
If to CIPHERGEN:
Ciphergen Biosystems, Inc.
6611 Dumbarton Circle
Fremont, California 94555
Attention: Vice President of Operations
Facsimile No.: 510.505.2101
or to such other place and with such other copies as either party may designate as to itself by written notice to the other party.
     10.4 Choice of Law/Dispute Resolution.
          (a) Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to the choice of law provisions), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement.
          (b) Dispute Resolution. The parties shall attempt to resolve informally, through their respective representatives on the Joint Steering Committee (as such term is defined in the APA), any dispute, claim or controversy (“Dispute”) arising between the parties with respect to the performance of this Agreement or any Service provided hereunder. If the Joint Steering Committee is unable to resolve any such Dispute within sixty (60) days, the party raising the Dispute shall promptly advise the other party in a writing (“Notice of Dispute”) of its desire to submit the Dispute to an alternative dispute resolution (“ADR) process. The Notice of Dispute shall describe the nature of the Dispute in reasonable detail. By not later than ten (10) business days after the recipient has received such Notice of Dispute, each party shall have selected for itself a representative who shall have the authority to bind each such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than twenty (20) business days after the date of such Notice of Dispute, such representatives shall schedule a date for engaging in an ADR process. Thereafter, the representatives of the parties shall engage in good faith in an ADR process. If the representatives of the parties have not been able to resolve the Dispute within thirty (30) business days after the termination of the ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the State Courts of California or in the United States District Courts for California. Each party irrevocably and unconditionally (1) agrees that any ADR process, suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the Northern District of California or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Contra Costa County, California, (2) consents to the jurisdiction or any such court in any such suit, action or proceeding and (3) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court. Notwithstanding the foregoing, nothing in this Section 10.4(b) shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.
     10.5 Entire Agreement; Amendments and Waivers. This Agreement, together with all schedules hereto, and the Confidentiality Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
     10.6 Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     10.7 Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
     10.8 Attorneys’ Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.
     10.9 Independent Contractors. CIPHERGEN and BIO-RAD, and their respective agents, shall be independent contractors with respect to the Services provided hereunder and nothing herein shall be deemed to constitute a relationship of partnership, joint venture, employee-employer or any other relationship other than that of independent contracting parties. Neither party, nor its agents shall hold itself out to third parties as having the power to contractually bind the other party with respect to any matter. For the avoidance of doubt, when Consultants perform Services under this Agreement they shall be deemed at all times to be under the supervision and responsibility of the Provider. No Consultant acting under the terms of this Agreement shall be deemed to be acting as agent or employee of Recipient at any time or for any purpose whatsoever.
     10.10 Limitation of Liability. UNLESS DERIVING FROM NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY, ITS SUBSIDIARIES OR AFFILIATES BE LIABLE TO THE OTHER PARTY, ITS SUBSIDIARIES OR AFFILIATES, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. A PARTY’S LIABILITY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE AMOUNT OF DIRECT DAMAGES SUSTAINED BY THE OTHER PARTY.
     10.11 Force Majeure. Neither party shall be responsible for any delay or failure in performance (or for any loss, damage, cost, charge or expense incurred or suffered by the other party by reason of such delay or failure) if that delay or failure is a result of an event beyond the reasonable control of that party, and without the fault or negligence of that party.
     10.12 Nature of Agreement. This Agreement is not to be construed or interpreted as conferring any benefits or rights on any Consultant or as an agreement regarding the terms and conditions of any Consultant’s employment. This Agreement does not limit in any way the right of each party, as a Provider, to terminate an employment relationship with any Consultant, at any time, in such Provider’s sole discretion.
     10.13 No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives.

CIPHERGEN BIOSYSTEMS, INC.		BIO-RAD LABORATORIES, INC.

By:	/s/ Debra Young	By:	/s/ Sanford Wadler

Name:	Debra Young	Name:	Sanford Wadler
Its:	CFO & VP of Finance	Its:	Vice President & General Counsel

Transition Service Schedule A
IT Services Provided by CIPHERGEN to BIO-RAD

Transition Period:	Six (6) months starting on the Closing Date (as such term is defined in the APA).

Services:	Email Service and Data Storage. Shared use of CIPHERGEN’s server for purposes of email service and data storage, together with applicable user and computer accounts for BIO-RAD personnel housed at CIPHERGEN’s Fremont, California facility. CIPHERGEN may institute reasonable security procedures and separable elements with respect to such services (e.g., storing documents related to BIO-RAD in a partitioned portion of the server).

Telephone Service. Shared use of CIPHERGEN’s PBX system together with a series of telephone numbers allocated for use by BIO-RAD personnel housed at CIPHERGEN’s Fremont, California facility.

Compensation:	Email Service and Data Storage: An amount equal to the total monthly charge for email, internet and server Services multiplied by the number of square feet subleased by BIO-RAD from CIPHERGEN pursuant to the Sublease Agreement.

Telephone Services: An amount equal to the total monthly charge for telephone services utilizing CIPHERGEN’s PBX system multiplied by the number of square feet subleased by BIO-RAD from CIPHERGEN pursuant to the Sublease Agreement.

Transition Service Schedule B
Staff Services Provided by CIPHERGEN to BIO-RAD

Transition Period:	Six (6) months starting on the Closing Date (as such term is defined in the APA).

Services:	Recipient may assign the Consultants to any relevant task within the Business requiring their skills. At BIO-RAD’s request, CIPHERGEN shall instruct and allow each Consultant to provide such Services to BIO-RAD as BIO-RAD shall require; provided, however, that the Consultants shall not be required to provide any Services in excess of the percentage of their normal working hours allocated for that purpose, as specified below.

Compensation:	See Section 5 of this Agreement.

Maximum allocation
Consultant	Function	Relevant task	of Business Time
[******************]	Customer Service Mgr.	Customer Service	[***]%
[******************]	Accounts Payable	Finance & Accounting	[***]%
[******************]	Senior Scientist	Marketing	[***]%
[******************]	Assay Development	Engineering	[***]%
[******************]	Customer Service	Field Service	[***]%
[******************]	Network Operations Mgr.	IT Services	[***]%
[******************]	Research	Research	[***]%
[******************]	Intnl. Accounting	Finance & Accounting	[***]%
[******************]	Accountant	Finance & Accounting	[***]%
[******************]	Software	Software	[***]%
[******************]	Payroll Specialist	Human Resources	[***]%
[******************]	Controller (contract)	Finance & Accounting	[***]%
***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.***

Transition Service Schedule C
Staff Services Provided by RIO-RAD to CIPHERGEN

Transition Period:	Six (6) months starting on the Closing Date (as such term is defined in the APA).

Services:	Recipient may assign the Consultants to any relevant task within the Business requiring their skills. At CIPHERGEN’s request, BIO-RAD shall instruct and allow each Consultant to provide such Services to CIPHERGEN as CIPHERGEN shall require; provided, however, that the Consultant shall not be required to provide any Services in excess of the percentage of their normal working hours allocated for that purpose, as specified below.

Compensation:	See Section 5 of this Agreement.

Maximum allocated
business time
Consultant	Function	Relevant task	percentage
[***************]	Cost Accountant	Finance & Accounting	[***]%
[***************]	VP R&D	Research and Development	[***]%
[***************]	S/W Product Manager	Software validation	[***]%
[***************]	QA	QA	[***]%
[***************]	HR Representative	Human Resources	[***]%
[***************]	Business Development	Business Development	[***]%
[***************]	Shipping	Operations Services	[***]%
[***************]	Operations	Operations	[***]%
[***************]	Service Manager	Field Service	[***]%
[***************]	IQC Inspector	Operations Services	[***]%
[***************]	Instrument 0/S	Software development	[***]%
[***************]	Instrument Development	Account management	[***]%
[***************]	Sr Doc Control Specialist	QA	[***]%
[***************]	SELDI technician	Research	[***]%
[***************]	Operations Support	Maintenance, Support	[***]%
[***************]	Sr Prod Test Technician	Instrument Service	[***]%
***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.***

Transition Service Schedule D
Shared Equipment Provided by BIO-RAD to CIPHERGEN

Transition Period:	Six (6) months starting on the Closing Date (as such term is defined in the APA).

Services:	BIO-RAD will afford CIPHERGEN access to and the right to use certain equipment to be sold to BIO-RAD pursuant to the APA, as more particularly identified below. BIO-RAD reserves the right to deny access to any of this equipment for certain periods of time if use by CIPHERGEN during such periods of time may interfere with BIO-RAD’s ongoing manufacturing operations.

Compensation:	CIPHERGEN agrees to compensate BIO-RAD for any damages to the equipment in excess of normal wear and tear.

Description of Equipment		Quantity
•	Molecular Vapor Deposition System, Model 100	1
•	Nexus 670 FTIR Spectrometer	1
•	Ozone Cleaning System	1
•	1000 Watt UV Exposure System	2
•	Forklift-Prime Mover Walkie Stacker	1
•	Starship Interface for MAS200 Software	1
•	PBS-II	1
•	Biomek 2000 Workstation	1
•	Hamamatsu microscope w/Nikon Digital Camera System	1
•	Q-Pulse 10-User license version	10
•	30 Visio licenses	30
•	ACT!2005 software licenses	150
•	Call Center basic software version 8.1	1
•	Trade-In centrifuge	1
•	Fisher Hamilton Max tables (72”x36”)	2
•	Miscellaneous office furniture	Various
•	Workstations and cubicles	TBD
•	Clean water system	1

Transition Service Schedule E
Shared Equipment Provided by CIPHERGEN to BIO-RAD

Transition Period:	Six (6) months starting on the Closing Date (as such term is defined in the APA).

Services:	CIPHERGEN will afford BIO-RAD access to and the right to use certain equipment more particularly identified below. CIPHERGEN reserves the right to deny access to any of this equipment for certain periods of time if use by BIO-RAD during such periods of time may interfere with CIPHERGEN’s ongoing manufacturing operations.

Compensation:	BIO-RAD agrees to compensate CIPHERGEN for any damages to the equipment in excess of normal wear and tear.

Description of Equipment		Quantity
•	ABI Q-Star Instrument with ProteinChip Tandem MS Interface	1